UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 10, 2025

Sky Harbour Group Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39648	85-2732947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Tower Road, Suite 205 Westchester County Airport White Plains, NY	10604
(Address of principal executive offices)	(Zip Code)

(212) 554-5990
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKYH	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SKYH WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2025, Walter Jackson, a member of Sky Harbour Group Corporation’s (the “Company”) Board of Directors (the “Board”), notified the Company of his decision to resign from the Board, effective December 31, 2025. Mr. Jackson, age 66, has been a member of the Board and Chairman of the Audit Committee since January 2022. Mr. Jackson’s resignation was not due to any disagreement with the Company's operations, policies, or practices.

In connection with Mr. Jackson’s resignation from the Board, on December 10, 2025, the Board appointed Andrew Jody Gessow, age 68, to serve on the Board until the 2026 Annual Meeting of Shareholders, effective upon Mr. Jackson’s resignation. Mr. Gessow was also appointed to serve on the Audit Committee of the Board, effective upon Mr. Jackson’s resignation. Mr. Gessow currently serves as the President of Argosy Development. From 2012 to 2019, Mr. Gessow served as a managing partner at DivCore Equity Partners, a real estate investment firm and as senior advisor at Divco West Real Estate Services. From 2007 through 2011, Mr. Gessow was the West Coast Partner and Managing Director of One Equity Partners LLC, the private equity platform of J.P. Morgan Chase & Co. Since January 2020, Mr. Gessow has served on the board of directors of Waterfall Security Solutions, an Israeli private industrial cybersecurity company. Previously, Mr. Gessow served as a member of the board of directors of Quotient Technology, Mandiant Corporation, and the TV Guide Network. Mr. Gessow holds a BBA in Business Administration from Emory University and an MBA from Harvard University.

The Board affirmatively determined that Mr. Gessow is an independent director in accordance with the applicable rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange, including with respect to committee service.

Since the beginning of the Company’s last fiscal year, Mr. Gessow was not, nor was to be, a participant in any transaction or currently proposed transaction, in which the amount involved exceeded $120,000 and in which any related person had or will have a direct or indirect material interest. Mr. Gessow’s compensation for service on the Board and committees will be as per the standard provisions of the Company’s compensation plan for non-management directors. The Company will enter into an indemnification agreement with Mr. Gessow in connection with his appointment to the Board, which will be in substantially the same form as that entered into with the executive officers and other directors of the Company.

There is no arrangement or understanding between Mr. Gessow and any other person pursuant to which Mr. Gessow was appointed to the Board. Mr. Gessow does not have any family relationships with any current director, executive officer, or person nominated to become a director or executive officer, of the Company, and there are no transactions between the Company and Mr. Gessow that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with Mr. Jackson's resignation from the Board, the Board appointed Jordan Moelis as Chairman on the Audit Committee, effective upon Mr. Jackson's resignation. Mr. Moelis, age 38, has been a member of the Board and Audit Committee since June 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2025

SKY HARBOUR GROUP CORPORATION

By:	/s/ Tal Keinan
Name:	Tal Keinan
Title:	Chief Executive Officer